Exhibit 99.2

NEWS

FOR IMMEDIATE RELEASE

Contacts:
Maryellen Thielen	Robert Block
Media Relations	Investor Relations
(847) 402-5600	(847) 402-2800

Allstate Announces Pricing for Cash Tender Offers

NORTHBROOK, Ill., June 6, 2013 – The Allstate Corporation (NYSE: ALL) today announced the applicable Reference Yield, Purchase Yield, Aggregate Principal Amount to be Accepted and the Full Tender Offer Consideration for its tender offers as outlined in the table below.

Allstate commenced the tender offers for certain of its outstanding debt securities as part of the company’s recently announced capital management plan. This plan includes cash tenders, debt prefunding and proposed new issuances of preferred stock, subordinated ‘hybrid’ debt and senior debt, and is intended to enhance the company’s strategic and capital flexibility.

Title of Notes	CUSIP Numbers	Acceptance Priority Level	Principal Amount Outstanding	Aggregate Principal Amount Tendered and Accepted	Percent of Amount Outstanding Tendered and Accepted	Fixed Spread (bps) (1)(2)	Reference Yield	Purchase Yield	Full Tender Offer Consideration (1)(2)
Waterfall Offers First Tranche Waterfall Notes
7.450% Senior Notes, Series B due 2019	020002AX9	1	$700,000,000	$375,067,000	53.58%	+75	0.979%	1.729%	$1,319.84
6.75% Senior Debentures due 2018	020002AH4	2	$250,000,000	$72,604,000	29.04%	+40	0.979%	1.379%	$1,253.76
Second Tranche Waterfall Notes
6.90% Senior Debentures due 2038	020002AJ0	1	$250,000,000	$84,834,000	33.93%	+85	3.195%	4.045%	$1,445.39
6.125% Senior Notes due 2032	020002AP6	2	$250,000,000	$89,503,000	35.80%	+70	3.195%	3.895%	$1,302.53
5.95% Senior Notes due 2036	020002AT8	3	$650,000,000	$244,876,000	37.67%	+70	3.195%	3.895%	$1,308.42
5.55% Senior Notes due 2035	020002AS0	4	$800,000,000	$236,695,000	29.59%	+70	3.195%	3.895%	$1,242.20
5.350% Senior Notes due 2033	020002AQ4	5	$400,000,000	$76,509,000	19.13%	+70	3.195%	3.895%	$1,200.48
5.200% Senior Notes due 2042	020002AY7	6	$500,000,000	$379,449,000	75.89%	+85	3.195%	4.045%	$1,194.56

Any and All Offer
Hybrid Notes
Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067(3)	020002AV3	N/A	$500,000,000	$235,019,000	47.00%	+205	0.979%	3.029%	$1,113.12

(1)              Per $1,000 principal amount of Notes accepted for purchase.  We will also pay accrued and unpaid interest to, but not including, the applicable Settlement Date.

(2)              Includes the applicable Early Tender Payment.

(3)              Call date May 15, 2017.

Allstate’s previously announced tender offers comprise:

•                  an offer (the “First Tranche Waterfall Offer”) to purchase up to $400 million aggregate principal amount, which has been increased to $475 million aggregate principal amount, of the First Tranche Waterfall Notes set forth in the preceding table, each at a price determined by reference to a fixed spread above the bid-side yield on the applicable reference security and accepted in accordance with the acceptance priority level set forth in the Offer to Purchase;

•                 an offer (the “Second Tranche Waterfall Offer”, and together with the First Tranche Waterfall Offer, the “Waterfall Offers”) to purchase up to $1.1 billion aggregate principal amount, which has been increased to $1.2 billion aggregate principal amount, of the Second Tranche Waterfall Notes set forth in the preceding table, each at a price determined by reference to a fixed spread above the bid-side yield on the applicable reference security and accepted in accordance with the acceptance priority level set forth in the Offer to Purchase; and

•                 an offer (the “Any and All Offer”) to purchase any and all of the Hybrid Notes at a price determined by reference to a fixed spread above the bid-side yield on the applicable reference security as set forth in the Offer to Purchase.

The aggregate principal amount of the First Tranche Waterfall Offer has been increased from $400 million to $475 million and the aggregate principal amount of the Second Tranche Waterfall Offer has been increased from $1.1 billion to $1.2 billion.  Because of these increases all of the First Tranche Waterfall Notes, Second Tranche Waterfall Notes, and Hybrid Notes validly tendered as of 5:00 p.m. New York time on June 5, 2013 will be accepted.  Allstate expects to settle the accepted Notes on June 20, 2013.

The Offers are described in the Offer to Purchase dated May 22, 2013 and the related Letter of Transmittal dated May 22, 2013 (together, the “Offer Documents”), previously sent to holders of the Notes.

The Offers will expire at 11:59 p.m., New York City time, on June 19, 2013, unless extended or earlier terminated by Allstate (such date and time with respect to an Offer, as the same may be extended or earlier terminated, the "Expiration Time"). Holders that validly tender their Notes after 5:00 p.m. New York City time on June 5, 2013 and at or prior to the applicable Expiration Time for an Offer will not be eligible to receive the Early Tender Payment and will only be eligible to receive the applicable Tender Offer Consideration. Holders that validly tender Notes that are accepted for purchase by Allstate will receive accrued and unpaid interest from, and including, the most recent previous interest payment date on those Notes to, but not including, the applicable Settlement Date for such Notes, in each case rounded to the nearest cent ("Accrued Interest"). Notes validly tendered after 5:00 p.m., New York City time, on June 5, 2013 may not be withdrawn, unless the Withdrawal Deadline is extended by Allstate.

Capitalized terms used in this news release and not defined herein have the meanings given to them in the Offer to Purchase.

Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. are acting as dealer managers for the Offers. For additional information regarding the terms of the Offers, please contact: Credit Suisse Securities (USA) LLC at 800-820-1653 (toll-free) or 212-538-2147 (collect) or Goldman, Sachs & Co. at 800-828-3182 (toll-free) or 212-357-0215 (collect). Requests for the Offer Documents may be directed to Global Bondholder Services Corporation, which is acting as the Tender Agent and Information Agent for the Offers, at 212-430-3774 or 866-795-2200 (toll-free).

THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE NOTES.  THE OFFERS TO PURCHASE ARE BEING MADE SOLELY PURSUANT TO THE OFFER DOCUMENTS, WHICH SET FORTH THE COMPLETE TERMS OF THE OFFERS THAT HOLDERS OF THE NOTES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE OFFER DOCUMENTS DO NOT CONSTITUTE AN OFFER OR SOLICITATION TO PURCHASE NOTES IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. IN ANY JURISDICTION IN WHICH THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFERS TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFERS WILL BE DEEMED TO BE MADE ON BEHALF OF THE OFFEROR BY ANY OR ALL DEALER MANAGERS, IF ONE OR MORE OF THE DEALER MANAGERS ARE LICENSED BROKERS OR DEALERS UNDER THE LAWS OF SUCH JURISDICTION, OR BY ONE OR MORE REGISTERED BROKERS OR DEALERS THAT ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

ALLSTATE HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS ALLSTATE HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT ALLSTATE AND THIS OFFERING. YOU MAY OBTAIN THESE DOCUMENTS FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, ALLSTATE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU CALL 1-800-416-8803 TOLL-FREE TO REQUEST IT.

The Allstate Corporation (NYSE: ALL) is the nation’s largest publicly held personal lines insurer, serving approximately 16 million households through its Allstate, Encompass, Esurance and Answer Financial brand names and Allstate Financial business segment. Allstate branded insurance products (auto, home, life and retirement) and services are offered through Allstate agencies, independent agencies, and Allstate exclusive financial representatives, as well as via www.allstate.com, www.allstate.com/financial and 1-800 Allstate®, and are widely known through the slogan “You’re In Good Hands With Allstate®.”

SAFE HARBOR STATEMENT

This news release may include statements that constitute “forward-looking statements” that anticipate results based on our estimates, assumptions, and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our capital management plan. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those described under the heading “Risk Factors” in Part I, Item 1A of the 2012 Form 10-K, which apply to us as an insurer and a provider of other products and financial services. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995. Investors should carefully review such cautionary statements, as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends.

Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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